Exhibit 99.1

AMENDMENT TO

COMPLETE SETTLEMENT AGREEMENT AND GENERAL RELEASE

READ CAREFULLY

NOTICE TO MICHAEL F. MARRANCA AND DOLORES MARRANCA:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it.  By signing this Amendment to Complete Settlement Agreement and General Release (“Amendment”), you are agreeing to completely release the Fidelity D&D Bancorp, Inc. (Corporation) and Fidelity Deposit & Discount Bank (Bank) and others from all liability to you except as specifically provided by the terms of this Amendment.  Therefore, you should consult with an attorney before signing this Amendment.

This Amendment to Complete Settlement Agreement and General Release (“Amendment”), made this 4th day of November, 2005, revises the Complete Settlement Agreement and General Release (“Agreement”) dated July 30, 2004 by and between MICHAEL F. MARRANCA, DOLORES MARRANCA (“spouse”) and their heirs, administrators, beneficiaries, and assigns (individually and collectively “Marranca”) and the Fidelity D&D Bancorp, Inc. (“Corporation”) and the Fidelity Deposit & Discount Bank (“Bank”).  The parties, intending to be legally bound, agree as follows:

Termination of Health Insurance Premium Payments and Reimbursements.

Sections 1.d.(i) and (ii) of the Agreement are hereby amended, as follows:

a.                                       Effective the date of this Amendment, the Corporation and the Bank shall have no obligation to pay health insurance premiums for, or to reimburse the payment of health insurance premiums by, Marranca and/or his spouse, and Marranca and his spouse hereby release the Corporation and the Bank from all such obligations under Sections 1.d.(i) and (ii) of the Agreement.

b.                                      In consideration of the release described in Section 1.a., above, the Bank agrees to pay Marranca and his spouse, on or before November 30, 2005, the sum of Three Hundred Twenty Thousand Dollars ($320,000.00).

c.                                       Marranca hereby acknowledges that the amount payable to him under Section 1.b., above, may constitute income to him under federal, state and/or local tax laws regardless of whether previous health insurance payments or reimbursements under the Agreement were so taxable, and Marranca and his spouse hereby release the Corporation and the Bank from any liability for taxes that may be payable in connection with the payment provided Marranca pursuant to this Amendment.  Further, Marranca and his spouse agree to release and hold harmless the Corporation and the Bank from and against any liability for taxes, interest or penalties that may arise as a result of this Amendment through application of Internal Revenue Code Section 409A to (i) this Amendment, (ii) the Agreement and/or (iii) any other compensation arrangement between Marranca and the Bank.  Marranca and his spouse hereby represent and warrant that they have consulted independent tax counsel with respect to the tax implications of this Amendment.

2.                                       Status of Agreement.

All provisions of the Agreement not specifically modified by this Amendment shall remain in force and continue in effect pursuant to their terms as though this Amendment had never been executed.

3.                                       Complete Written Understanding.

This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof.

4.                                       Choice of Law.

This Amendment shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

AGREED TO AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES BELOW HAVE EXECUTED THIS AMENDMENT TO COMPLETE SETTLEMENT AGREEMENT AND GENERAL RELEASE.

WITNESS:

/s/ Donald Orcutt		/s/ Michael F. Marranca
MICHAEL F. MARRANCA

WITNESS:

/s/ Donald Orcutt		/s/ Dolores Marranca
DOLORES MARRANCA

ATTEST:	THE FIDELITY DEPOSIT AND DISCOUNT BANK

/s/ Barbara Shimkus	By:	/s/ Patrick J. Dempsey
Patrick Dempsey, Chairman

ATTEST:	FIDELITY D&D BANCORP, INC.

/s/ Barbara Shimkus	By:	/s/ Patrick J. Dempsey
Patrick Dempsey, Chairman